SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          FIRST SENTINEL BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
       -----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
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     [_]  Fee paid previously with preliminary materials:

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:
          (2)   Form, Schedule or Registration Statement No.:
          (3)   Filing Party:
          (4)   Date Filed:

                                     [lOGO]

                                                              March 26, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company"), the holding company for First Savings Bank, which will be held on April 25, 2001, at 10:00 a.m., at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey.

         The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of First Sentinel as well as representatives of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our stockholders may have regarding the business to be transacted.

         The Board of Directors has determined that the nominees for director specified under Proposal 1, and the ratification of KPMG LLP as the Company's auditors specified under Proposal 2, are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" Proposals 1 and 2. The agenda for the Annual Meeting also includes a stockholder proposal, which the Board of Directors unanimously recommends that you vote "AGAINST".

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

                                                      Sincerely,



                                                      John P. Mulkerin
                                                      PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER

                          FIRST SENTINEL BANCORP, INC.
                          1000 WOODBRIDGE CENTER DRIVE
                          WOODBRIDGE, NEW JERSEY 07095
                                 (732) 726-9700


                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2001

                          -----------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company") will be held at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey, on April 25, 2001, at 10:00 a.m.

         A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

         1.    The election of three directors;

         2. The ratification of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2001; and

         3. If properly presented, a stockholder proposal opposed by the Board of Directors.

         In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

         The Board of Directors has established March 1, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, New Jersey, for a period of ten days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

                                          By Order of the Board of Directors,



                                          Christopher Martin
                                          Secretary
Woodbridge, New Jersey
March 26, 2001

                          FIRST SENTINEL BANCORP, INC.

                            -------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 25, 2001

                            -------------------------


SOLICITATION AND VOTING OF PROXIES

         This proxy statement is being furnished to stockholders of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or the "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey, on April 25, 2001 at 10:00 a.m., and at any adjournments thereof. The 2000 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2000, accompanies this proxy statement, which is first being mailed to stockholders on or about March 26, 2001.

         Regardless of the number of shares of common stock of First Sentinel (the "Common Stock") owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF FIRST SENTINEL WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3. Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.

         A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company prior to the Annual Meeting, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

         The cost of solicitation of proxies on behalf of management will be borne by First Sentinel. In addition to the solicitation of proxies by mail, Georgeson Shareholder Communications Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and First Savings Bank (the "Bank" or "First Savings"), without additional compensation therefor. First Sentinel will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

         Participants in the First Savings Bank Employee Stock Ownership Plan and Incentive Savings Plan for Employees of First Savings Bank have the right to direct the voting of Common Stock held in their Plan accounts but do not have the right to vote these shares personally at the Annual Meeting. Such participants should refer to the voting instructions provided by the Plan trustees for information on how to direct the voting of these shares.

VOTING SECURITIES

         The securities which may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 1, 2001 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 32,768,891 shares.

         In accordance with the provisions of the Company's certificate of incorporation, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the "Limit") are not entitled to vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining the number of shares of Common Stock beneficially owned by any person and whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

         The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of votes cast in person or by proxy at the annual meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Shares held by a broker who submits a proxy card but fails to cast a vote on this proposal, shares for which a stockholder "WITHHOLDS AUTHORITY" and shares for which a proxy card is not returned will have no effect on the outcome of the vote on Proposal 1.

         As to the ratification of KPMG LLP as independent auditors, the stockholder proposal and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, such matters shall be determined by a majority of votes cast. Under this voting standard, shares as to which the "ABSTAIN" box has been selected on the proxy card, shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will be treated as shares that are not cast and will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the Record Date, certain information as to those persons believed by management to be beneficial owners of more than 5% of the oustanding shares of the Company's Common Stock. Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). For purposes of the table below and the table set forth under "Information With Respect to Nominees, Continuing Directors and Executive Officers," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he has or shares, directly or indirectly, voting or investment power, or (2) of which he has a right to acquire beneficial ownership at any time within 60 days after March 1, 2001. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.


                                                                    AMOUNT AND NATURE OF
TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL-OWNERSHIP       PERCENT OF CLASS (2)
---------------------   ---------------------------------------     --------------------       --------------------
Common Stock.........   First Savings Bank                                2,154,003(1)                 6.57%
                        Employee Stock Ownership Plan and Trust
                        c/o First Savings Bank (the "ESOP")

------------------
(1) Based in part on a Schedule 13G filed with the SEC on February 14, 2001. The assets of the ESOP are held in a trust for which First Bankers Trust Company (the "ESOP Trustee") serves as trustee. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. At March 1, 2001, 917,737 shares of Common Stock had been allocated to participating employee accounts and the ESOP Trustee shared voting power with the participants with respect to such shares. As of this same date, 1,236,266 unallocated shares remained in the ESOP and the ESOP Trustee had sole voting power with respect to such shares. The ESOP Committee had sole power to direct the disposition of all 2,154,003 shares.

(2) Based on 32,768,891 total outstanding shares of First Sentinel Bancorp, Inc. as of March 1, 2001.

--------------------------------------------------------------------------------

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

--------------------------------------------------------------------------------


GENERAL

         The number of directors of First Sentinel is currently set at eight. Each of the eight members of the Board of Directors of First Sentinel also serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

         Messrs. George T. Hornyak, Jr., John P. Mulkerin and Jeffries Shein have been nominated to stand for election at the Annual Meeting. Each of the nominees named are presently directors of the Company and the Bank. No person being nominated by the Nominating Committee of the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and First Sentinel. Under Mr. Mulkerin's employment agreements with First Sentinel and First Savings, however, failure of the Company or the Bank to cause his re-election to his current board seat would constitute an "Event of Termination" and entitle Mr. Mulkerin to severance benefits. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

         In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                 OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

         The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and executive officers named in the compensation table appearing elsewhere herein and their ages, the year in which each became a director or officer of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and named executive officer and by all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals as of the Record Date.



                                                   DIRECTOR/
                                                   EXECUTIVE      EXPIRATION
                                                    OFFICER           OF        SHARES OF COMMON STOCK    PERCENT OF
                                         AGE        SINCE (1)        TERM        BENEFICIALLY-OWNED(2)     CLASS(3)
                                         ---       ----------     -----------   ----------------------    ----------

NOMINEES:
George T. Hornyak, Jr.................    51          1999            2001      810,724 (4)(5)(6)            2.5%
John P. Mulkerin......................    63          1987            2001      651,054 (7)(8)               2.0%
Jeffries Shein........................    61          1985            2001      882,006 (4)(5)(9)(11)        2.7%

CONTINUING DIRECTORS:
Joseph Chadwick.......................    58          1999            2002      447,598 (4)(5)(6)            1.4%
Walter K. Timpson.....................    78          1964            2002      547,553 (4)(5)(11)           1.7%
Christopher Martin....................    44          1984            2003      497,620 (7)(8)(11)           1.5%
Keith H. McLaughlin...................    65          1983            2003      280,325 (4)(5)(11)             *
Philip T. Ruegger, Jr.................    74          1983            2003      713,984 (4)(5)(11)           2.2%

NAMED EXECUTIVE OFFICERS:
Richard Spengler......................    39          1983             --       198,755 (7)(8)                 *
Ann C. Clancy.........................    37          1998             --        25,428 (7)(8)                 *
Karen Iacullo-Martino.................    41          1984             --        85,426 (7)(8)                 *

Stock ownership of all directors          --           --              --       5,429,106 (10)               16.1%
and executive officers as a group
(15 persons)

------------------------
*    Less than one (1) percent.

(1)  Includes years of service as a director or executive officer of the Bank.

(2) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting and dispositive powers as to the shares reported.

(3) Under applicable regulations, a person is deemed to have beneficial ownership of any share of Common Stock that may be acquired within 60 days of March 1, 2001, pursuant to the exercise of outstanding options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such person or group, but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(4) Includes 19,860 shares of unvested restricted stock awarded to each of Messrs. Chadwick, Hornyak, McLaughlin, Ruegger, Shein and Timpson under the First Sentinel Bancorp, Inc. Amended and Restated 1998 Stock-Based Incentive Plan ("1998 Incentive Plan"). These shares were granted as part of restricted stock awards under the 1998 Incentive Plan that vest in five annual installments, with the first installment having vested on December 16, 1999; provided, however, that 50% of each annual installment will only vest if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Each participant has voting power as to the shares awarded.
                                                  (NOTES CONTINUED ON NEXT PAGE)

(5) Includes 14,205 options to purchase Common Stock granted to each of Messrs. McLaughlin, Ruegger, Shein and Timpson under the First Sentinel Bancorp, Inc. 1996 Omnibus Incentive Plan ("1996 Incentive Plan") which are currently exercisable. Also includes 33,100 options to purchase Common Stock granted to each of Messrs. Chadwick, Hornyak, McLaughlin, Ruegger, Shein and Timpson under the 1998 Incentive Plan. Excludes 49,650 options granted to each of Messrs. Chadwick, Hornyak, McLaughlin, Ruegger, Shein and Timpson under the 1998 Incentive Plan which have not yet vested. These options were granted as part of option awards under the 1998 Incentive Plan that vest in five annual installments, with the first installment having vested on December 16, 1999.

(6) Includes 84,494 and 133,426 options to purchase Common Stock that were granted by Pulse Bancorp, Inc. ("Pulse") to Messrs. Chadwick and Hornyak, respectively, prior to the merger of Pulse with and into First Sentinel. First Sentinel assumed all stock compensation plans of Pulse upon its acquisition of Pulse in December 1998, and each outstanding option to purchase Pulse common stock was exchanged for options to purchase 3.764 shares of First Sentinel Common Stock. All such options are currently exercisable.

(7)  Includes 61,800, 57,000, 25,200, 6,000 and 12,000 shares of unvested restricted stock awarded to Messrs. Mulkerin, Martin and Spengler, and Mss. Clancy and Iacullo-Martino under the 1998 Incentive Plan, respectively. These shares were granted as part of restricted stock awards under the 1998 Incentive Plan that vest in five annual installments, with the first installment having vested on December 16, 1999; provided, however, that 50% of each annual installment will only vest if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Each participant has voting power as to the shares awarded.

(8) Includes 54,453 and 25,000 options to purchase Common Stock granted to each of Messrs. Mulkerin and Martin, respectively, and 9,470 options to purchase Common Stock granted to each of Mr. Spengler and Ms. Iacullo-Martino under the 1996 Incentive Plan which are currently exercisable. Also includes 120,000, 104,000, 35,000, 9,250 and 18,000 options to purchase Common Stock granted to each of Messrs. Mulkerin, Martin and Spengler, and Mss. Clancy and Iacullo-Martino, respectively, under the 1998 Incentive Plan. Excludes 180,000, 156,000, 52,500, 15,750 and 27,000 options granted to Messrs.
     Mulkerin, Martin and Spengler, and Mss. Clancy and Iacullo-Martino, respectively, under the 1998 Incentive Plan, which have not yet vested. These options were granted as part of option awards under the 1998 Incentive Plan that vest in five equal annual installments with the first installment having vested on December 16, 1999, and the remaining installments vesting on each successive anniversary date; however, so that all awards granted under the 1998 Incentive Plan fully vest on the same date, 5,000 of Ms. Clancy's options, which were granted on March 22, 2000, vest in four equal annual installments with the first installment having vested on December 16, 2000, and the remaining installments vesting on each successive anniversary date.

(9) Includes 76,149 shares held in five trust accounts over which Mr. Shein, as trustee, has voting power.

(10) Includes 312,960 shares of unvested restricted stock awarded under the 1998 Incentive Plan. Excludes 805,277 options granted under the 1998 Incentive Plan which are not currently exercisable.

(11) Includes 44,878, 278,183, 316,593, 305,189 and 9,517 shares of Common Stock earned by Messrs. McLaughlin, Ruegger, Shein, Timpson and Martin under the 1992 Deferred Fee Stock Unit Plan. Each participant has voting power as to the shares awarded.

BIOGRAPHICAL INFORMATION

     DIRECTORS

     JOHN P. MULKERIN is the President and Chief Executive Officer and a member of the Board of Directors of both the Company and the Bank. Mr. Mulkerin joined the Bank in 1987 as Executive Vice President, Chief Operating Officer and Corporate Secretary. He was named General Counsel of the Bank in 1993 and became the President and Chief Executive Officer in 1996. Mr. Mulkerin also serves as President and director of FSB Financial Corp. and 1000 Woodbridge Center Drive, Inc., two wholly-owned subsidiaries of the Bank. Mr. Mulkerin is also a member of the Board of Directors of Middlesex Water Company, Raritan Bay Medical Center and Daytop Village Foundation.

     CHRISTOPHER MARTIN is the Executive Vice President, Chief Financial and Operating Officer of both the Company and the Bank. He also serves as Corporate Secretary of the Company, and is a member of both Boards of Directors. He joined the Bank in 1984 and served as Controller of the Bank until 1989, when he was named Senior Vice President and Chief Financial Officer. He was named Executive Vice President in 1994. In 1996, he was named the Chief Operating Officer and elected to the Board of Directors of the Bank. Mr. Martin is also the Executive Vice President, Treasurer and a director of FSB Financial Corp., and serves as the Executive Vice President and director of 1000 Woodbridge Center Drive, Inc.

     JOSEPH CHADWICK, a former director of Pulse, joined the Board of First Sentinel in 1999 following the merger of Pulse with and into the Company. Mr. Chadwick is President of Thomas and Chadwick/Riverside Supply Company, a retailer of building supplies. He has held this position since 1971.

     GEORGE T. HORNYAK, JR. joined the Board of First Sentinel in 1999 following the merger of Pulse with and into the Company. Mr. Hornyak had been the President and Chief Executive Officer of Pulse since 1989 and a director of Pulse. He is also a director of Mercer Mutual Insurance Company.

     KEITH H. MCLAUGHLIN joined the Board of First Savings in 1983. He has been the President and Chief Executive Officer of Raritan Bay Medical Center, which operates acute care hospitals in Perth Amboy and Old Bridge, New Jersey since 1972. Mr. McLaughlin also serves as a director of Medical Liability Insurance Company and QualCare, Inc.

     PHILIP T. RUEGGER, JR. joined the Board of First Savings in 1983. He was named Chairman of the Bank's Board of Directors and Chairman of First Sentinel's Board of Directors in May 2000. Mr. Ruegger is currently and has been an independent investor for the last five years. For more than 20 years he was President of Northwest Construction Co., a real estate construction and management firm. Mr. Ruegger served as director of the National Bank of New Jersey, a commercial bank, from 1968 through 1981.

     JEFFRIES SHEIN joined the Board of First Savings in 1985. He has been a partner with Jacobson, Goldfarb and Tanzman Associates, L.L.C., a commercial real estate brokerage firm since 1972. Mr. Shein serves on the Board of Directors of Middlesex Water Company and is Chairman of the Board of Raritan Bay Medical Center.

     WALTER K. TIMPSON joined the Board of First Savings in 1964 and served as Chairman of the Bank's Board of Directors and Chairman of First Sentinel's Board of Directors from June 1996 until May 2000. Mr. Timpson has operated a real estate appraisal firm in Metuchen, New Jersey, for over forty years.

     EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     RICHARD SPENGLER serves as Executive Vice President and Chief Lending Officer of the Bank. Mr. Spengler joined the Bank in 1983 as a loan originator. He was appointed Vice President of Mortgage Operations in 1991. In January 1995, Mr. Spengler was named Senior Vice President-Chief Lending Officer. He was promoted to his current position in April 1999. Mr. Spengler also serves as a director of 1000 Woodbridge Center Drive, Inc., a subsidiary of the Bank.

     JOHN F. CERULO, JR. joined the Bank in 1988 as a Senior Vice
President-Retail Banking. Prior to joining First Savings, Mr. Cerulo worked for another savings institution for 16 years as a Branch Administrator.

     ANN C. CLANCY joined the Bank in 1998 as Vice President and General Counsel. She was named Senior Vice President, General Counsel and Corporate Secretary in April 1999. Ms. Clancy also serves as the Company's Investor Relations Officer. Prior to joining the Bank, Ms. Clancy was an attorney with a Washington, D.C. law firm for 10 years.

     KAREN IACULLO-MARTINO joined the Bank in 1984. She is now Senior Vice President and Auditor, a position she has held since 1990. Ms. Iacullo-Martino also serves as the Bank's Compliance and Security Officer.

     MARYANNE M. GUENTHER serves as Senior Vice President-Marketing and CRA Officer. Ms. Guenther joined the Bank in 1982. She was appointed Assistant Vice President in 1985 and was appointed Vice President in April 1988. In January 1990, she was appointed CRA Officer. Ms. Guenther was promoted to her current position in April 2000.

     RICHARD P. ST. GEORGE joined the Bank in 1989 as a Vice President in the Management Information Division. In April 2000, Mr. St. George was promoted to Senior Vice President, responsible for information technology and systems.

     THOMAS M. LYONS joined the Bank in September 1999, and serves as Vice President and Chief Accounting Officer. From 1995 until 1999 he was Vice President and Controller of Prestige Financial Corp., a financial institution holding company, and in 1999 was Vice President and Controller of United National Bancorp, a financial institution holding company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year it complied with all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held 12 regular and special meetings in 2000. The Board of Directors of the Bank also held 12 regular and special meetings in 2000. The Boards of Directors of the Company and the Bank jointly maintain standing Audit, Compensation and Nominating Committees. No director of the Company attended fewer than seventy-five percent (75%) in the aggregate of the total number of the Board meetings held and the total number of committee meetings on which such director served during 2000.

AUDIT COMMITTEE

     The joint Audit Committee of the Company and the Bank is comprised of Messrs. McLaughlin (Chairman), Chadwick, Ruegger and Timpson, each of whom is independent (as defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' listing standards). This committee is responsible for reviewing and reporting to the Board of Directors on the Company's financial condition and reviewing the audit reports of the Company from its internal and independent auditors. The Audit Committee met four times during 2000. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Appendix A to this proxy statement. Set forth below is the report of the Audit Committee.

AUDIT COMMITTEE REPORT

     THE FOLLOWING REPORT OF OUR AUDIT COMMITTEE IS PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. PURSUANT TO SUCH RULES AND REGULATIONS, THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIAL" FILED WITH THE SEC SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000, with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent public accountants, the following matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees):

     o The independent auditor's responsibility under Generally Accepted Auditing Standards adopted in the United States;

     o   Any significant accounting policies, either newly adopted or modified;

     o Any significant management judgments and estimates included in the underlying financial statements;

     o   Any significant audit adjustments proposed in their examination;

     o Any other information in documents containing the audited financial statements;

     o   Any disagreements with management;

     o Any major issues discussed with management and other independent audit and accounting firms;

     o Any major issues discussed with management prior to retention as independent auditor;

     o   Any difficulties encountered in performing the examination; and

     o   Quality of accounting principles.

     The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

     Based on the review and discussions with the Company's auditors as noted above, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

                              AUDIT COMMITTEE OF FIRST SENTINEL BANCORP, INC.

                                       Keith H. McLaughlin, (Chairman)

                                       Joseph Chadwick

                                       Philip T. Ruegger, Jr.

                                       Walter K. Timpson

COMPENSATION COMMITTEE

     The Compensation Committee consists of Messrs. Timpson (Chairman), Hornyak, McLaughlin, Ruegger and Shein. The Compensation Committee meets at least annually to review the performance and remuneration of the officers and employees of the Bank. The Committee reviews and approves all compensation programs to be implemented by the Bank and the Company. The Compensation Committee met five times in 2000.

NOMINATING COMMITTEE

     The Nominating Committee consists of Messrs. Chadwick, McLaughlin, Ruegger and Timpson. The Nominating Committee recommends candidates for election to the Board of Directors. The Nominating Committee met once during the fiscal year ended December 31, 2000. Nominations by stockholders for the election of directors must comply with certain procedural and informational requirements set forth in the Company's bylaws. See "ADDITIONAL INFORMATION--Notice of Business to Be Conducted at an Annual Meeting."

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Directors of the Company received an annual retainer of $2,000 during 2000. Directors of the Bank received a monthly retainer of $1,950. Outside directors of the Bank received $850 for each Board meeting attended and $350 for each committee meeting attended.

     DIRECTORS' DEFERRED FEE PLAN. The Bank maintains the First Savings Bank Deferred Fee Plan ("Deferred Fee Plan"). Under the Deferred Fee Plan, the Directors may elect to defer all or part of their fees and have them credited to a deferred money account established under the Deferred Fee Plan. At the end of each fiscal quarter, the amount credited to the deferred money account will be converted into shares of Common Stock according to the stock price at the time and credited to a stock account. The balance credited to the stock account will be adjusted to reflect stock dividends or splits, and cash dividends will be credited to the deferred money account. The balance credited to the deferred money account will be credited with interest equal to the interest that would have been paid if such amounts were deposited in a 6-month certificate of deposit at the Bank. The Bank will distribute a participant's account not earlier than the time a participant ceases to be a director, retires or attains age 65 (or some other age specifically elected by the director), unless the Bank determines it serves its best interests or the best interests of the director to disburse these funds at an earlier date. The participant may elect to receive his stock account either in stock or cash. The Deferred Fee Plan replaces the Agreement for Deferment of Directors' Fees and the First Savings Bank, SLA 1992 Deferred Fee Stock Unit Plan previously in effect.

     RETIREMENT PLAN. First Savings also maintains the First Savings Bank Non-employee Director Retirement Plan ("Directors' Retirement Plan"), a nonqualified, unfunded retirement plan for directors who are not employees, have served as a director for five (5) continuous years, and who retire from the Board of Directors at or after the age of 55. Benefits, in general, are either equal to all or a portion of the current annual retainer received by Board members, depending upon the director's age and length of service at retirement. A participant in the Directors' Retirement Plan who retires at or after the age of 70 or at or after the age of 55 with 10 years of continuous service will receive the maximum benefit. Benefits are paid monthly, commencing in the month following the participant's retirement from the Board and ending in the month following the participant's death.

     In the event of a change in control, as defined in the Directors' Retirement Plan, however, each participant's benefit may be increased or accelerated. Each participant who would not otherwise have satisfied the minimum requirements will be treated as meeting such requirements and will receive the minimum benefit. Each participant who has not yet received his full benefit may choose to receive a lump sum payment in lieu of installments. Each participant who is collecting his benefit may choose to receive the remainder of his benefit in a lump sum payment in lieu of installments.

EXECUTIVE COMPENSATION

     THE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE EXCHANGE ACT, EXCEPT AS TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE REPORT

     GENERAL. In accordance with the rules of the SEC, the Compensation Committee of the Board of Directors (the "Committee") presents the following information regarding the compensation and benefit arrangements for the Company's President and Chief Executive Officer and the other executive officers of the Company, including those who are "Named Executive Officers" as defined elsewhere herein.

     The Committee establishes and administers the executive compensation programs of First Sentinel and First Savings. The Committee currently consists of five non-employee members of the Board of Directors, Messrs. Timpson (Chairman), Hornyak, McLaughlin, Ruegger, and Shein.

     The Committee normally meets twice a year to review current compensation levels and the overall structure of compensation and benefits for all executive officers, including the Named Executive Officers who appear in the Summary Compensation Table on page 15, in relation to industry practices. The Committee uses industry practices to determine or compare formal salary ranges and individual salary adjustments, as well as modifications to the structure of specific compensation and benefit arrangements. The Committee also uses industry information to compare Company and individual performance results and to approve specific performance goals and earned incentive awards under the Bank's Annual Incentive Plan.

     The Committee generally seeks to provide competitive executive compensation packages with financial reward opportunities tied to performance. As a result, the Committee structures the executive compensation programs in a manner intended to generate total individual compensation levels approximating market average when financial results are comparable to average performance in the regional savings industry. The Committee also designs the overall executive compensation program to allow for increases or decreases in compensation based on varying levels of performance. The Committee measures performance primarily based on return on equity and First Sentinel's success in maintaining capital strength while achieving strategic growth in target markets.

     The basic elements of the executive compensation program include base salary, annual incentives, long-term equity-based incentives, and certain other benefit arrangements, such as retirement programs. For 2000, First Sentinel and First Savings amended the employment agreements, change in control agreements and First Savings' Supplemental Executive Retirement Plan II for certain executive officers to structure these benefit arrangements in a manner more reflective of industry practice and in alignment with the Committee's overall compensation strategy.

     BASE SALARY. The Committee reviews the base salary of executive officers on an annual basis. As part of its review, the Committee considers information prepared by outside compensation consultants on practices of a peer group of comparably-sized savings banks in the same geographic area. A compensation study furnished by a nationally recognized compensation consulting firm in a prior year indicated that First Sentinel's base salary levels for executive officers fell below median levels for its peer group. As a result, base salary increases for 2000 were designed both to reflect individual performance and raise general executive salary levels closer to median compensation levels for the peer group. The Committee determines annual salaries of executive officers relative to the ranges of salaries reflected in the peer group analysis together with a subjective assessment of each executive officer's knowledge, experience and contribution to First Sentinel's performance.

         ANNUAL INCENTIVE PLAN. The Annual Incentive Program provides senior officers of First Savings an opportunity to earn additional compensation upon the achievement of predetermined goals and annual return on equity. The performance goals are structured with a target level that the Committee determines using the same methodology used to determine base salary for the coming year. Industry data is gathered through a peer group analysis and published surveys of compensation in the banking industry that correspond to the peer group and surveys used to assist with salary determinations. Individual awards are determined by measuring an executive's performance relative to the achievement of the goals of First Savings and First Sentinel, as well as the executive's individual goals for that year. If the minimum goals under the program are not met, no bonuses will be awarded.

     EQUITY-BASED COMPENSATION. First Sentinel maintains the 1998 Incentive Plan under which executive officers may receive grants and awards of Common Stock and options to purchase Common Stock. The Committee believes that stock ownership by the executive officers provides a significant incentive in building stockholder value by further aligning the interests of management with stockholders. The value of this component of compensation increases as the Common Stock appreciates in value. The Committee considers both outstanding and newly awarded equity-based incentives in determining annual compensation.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. After taking into consideration the factors discussed in this report, including surveys, the overall qualitative performance of the Chief Executive Officer in managing First Sentinel and First Savings during fiscal 2000, and the capital strength of First Sentinel and its return on equity, the Committee increased Mr. Mulkerin's base salary by 7.9% to $340,000. In addition to base salary, Mr. Mulkerin received a cash bonus under the Annual Incentive Plan due to the attainment of target performance levels and the Committee's evaluation of Mr. Mulkerin's overall contribution toward this achievement.

                    COMPENSATION COMMITTEE OF FIRST SENTINEL BANCORP, INC.

                            Walter K. Timpson, (Chairman)

                            George T. Hornyak, Jr.

                            Keith H. McLaughlin

                            Philip T. Ruegger, Jr.

                            Jeffries Shein

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During the 2000 fiscal year, the Committee consisted of Messrs. Timpson, Hornyak, McLaughlin, Ruegger and Shein. There were no interlocks, as defined under the rules and regulations of the SEC, between members of the Committee or executive officers of the Company and corporations with respect to which such persons are affiliated, or otherwise. See "Transactions with Certain Related Persons," below.

     STOCK PERFORMANCE GRAPH. Pursuant to the regulations of the SEC, the graph below compares the performance of the Common Stock of First Sentinel with that of the total return for the S&P 500 Index, the Nasdaq-Total US Index and the SNL Thrift Index (as reported by SNL Securities L.C.). The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below. The index level was set to $100 on December 31, 1996. The Company's performance includes the performance of its predecessor, First Savings, as adjusted to reflect the exchange of 3.9133 shares of Company Common Stock for each share of the Bank's common stock in connection with the 1998 Conversion and Reorganization.


                       COMPARATIVE FIVE-YEAR TOTAL RETURNS
                          FIRST SENTINEL BANCORP, INC.,
         THE NASDAQ STOCK MARKET, THE SNL THRIFT INDEX AND THE S & P 500
                     DECEMBER 31, 1996 - DECEMBER 31, 2000


            [Data below represents line chart in the printed piece]

                                                         PERIOD ENDING
                              -----------------------------------------------------------------
INDEX                          12/31/95    12/31/96    12/31/97   12/31/98   12/31/99  12/31/00
-----------------------------------------------------------------------------------------------
First Sentinel Bancorp, Inc.    100.00      135.62      470.19     281.09     282.47    427.87
NASDAQ -  Total US*             100.00      123.04      150.69     212.51     394.92    237.62
SNL Thrift Index                100.00      130.30      221.71     195.00     159.29    254.35
S&P 500                         100.00      122.86      163.86     210.64     254.97    231.74


THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS AS THOSE DEPICTED IN THE GRAPH ABOVE.

SUMMARY COMPENSATION TABLE. The following table sets forth certain information as to the total remuneration paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers according to salary and bonus during the year ended December 31, 2000 (the "Named Executive Officers"). In addition, the table sets forth information regarding total remuneration for the years ended December 31, 1999 and 1998. All share information has been adjusted to reflect all stock dividends, splits and the 1998 Conversion and Reorganization Exchange Ratio of 3.9133.



                                                          ANNUAL COMPENSATION(1)
                                                  ----------------------------------------


                                                                                 OTHER
                                       FISCAL                                    ANNUAL
                                       YEARS                                  COMPENSATION
  NAME AND PRINCIPAL POSITIONS         ENDED      SALARY(1)(2)     BONUS(3)       (4)
------------------------------        ------      ------------     --------   ------------
John P. Mulkerin                       2000        $340,400      $ 118,125     $     --
President and Chief Executive          1999         309,000        107,250           --
Officer                                1998         282,500         78,000           --

Christopher Martin                     2000         275,400         93,750           --
Executive Vice President, Chief        1999         249,200         84,825           --
Financial Officer, Chief               1998         232,500         63,000           --
Operating Officer and Corporate
Secretary

Richard Spengler                       2000         142,000         31,950           --
Executive Vice President, Chief        1999         130,000         29,250           --
Lending Officer                        1998         115,000         17,250      320,250

Ann C. Clancy                          2000         134,000         23,450           --
Senior Vice President and              1999         125,000         21,875           --
General Counsel                        1998(9)       23,077         15,000       76,250

Karen Iacullo-Martino                  2000         102,000         17,850           --
Senior Vice President,                 1999          95,000         16,625           --
Audit and Compliance                   1998          91,500         13,725      152,500

                     LONG-TERM COMPENSATION
  ----------------------------------------------
             AWARDS                   PAYOUTS
  --------------------------------  ------------

  RESTRICTED        SECURITIES
    STOCK          UNDERLYING         LTIP           ALL OTHER
   AWARDS(5)      OPTIONS/SARS(6)   PAYOUTS(7)     COMPENSATION(8)
  ----------      ---------------   ----------     ---------------
     --             $    --             --             54,196
     --                  --             --             37,110
   785,375            300,000           --             40,022

     --                  --             --             44,406
     --                  --             --             29,830
   724,375            260,000           --             33,276



     --                  --             --             26,484
     --                  --             --             18,073
     --                87,500                          18,018

     --                 5,000           --             25,144
     --                  --             --               --
     --                20,000           --               --

     --                  --             --             19,139
     --                  --             --             13,208
     --                45,000           --             14,336

                                                            (NOTES ON NEXT PAGE)

--------------------
(1) Includes directors' fees paid to Mr. Mulkerin and Mr. Martin in 2000, 1999 and 1998.

(2) Includes amounts of salary deferred pursuant to the Incentive Savings Plan for Employees of First Savings Bank 401(k) and payroll deductions under the Bank's health insurance plan.

(3) Includes bonuses granted pursuant to First Savings' Annual Incentive Plan. Under this plan, bonuses are awarded by the Compensation Committee of the Board of Directors based upon achieving certain predetermined performance levels and other identifiable goals.

(4) For 2000, there were no: (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; nor (e) preferential discounts on stock.

(5) Pursuant to the 1998 Incentive Plan, Messrs. Mulkerin, Martin and Spengler, and Mss. Clancy and Iacullo-Martino were awarded 103,000 shares, 95,000 shares, 42,000 shares, 10,000 shares and 20,000 shares of Common Stock, respectively, in December 1998, which had a market value of $1,184,500, $1,092,500, $483,000, $115,000 and $230,000, respectively, at December 31,
     2000. Shares awarded under the 1998 Incentive Plan vest in equal installments over a five-year period, with the first installment having vested on December 16, 1999; provided, however, that 50% of each annual installment will vest only if the performance criteria established by the Compensation Committee of the Board of Directors is satisfied. Dividends paid by the Company will be accrued for plan share awards until such awards have vested, at which time all accrued dividends will be paid to the award recipient. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of grant.

(6) For a discussion of options and stock appreciation rights ("SARs") granted under the 1998 Incentive Plan, see the Fiscal Year-End Option/SAR Values table.

(7)  The Company does not maintain a long-term incentive plan.

(8)  Includes $1,575, $2,644, $1,970, $2,010 and $1,530 contributed by First
     Savings in 2000 to the accounts of Messrs. Mulkerin, Martin and Spengler, and Mss. Clancy and Iacullo-Martino, respectively, under the Incentive Savings Plan for Employees of First Savings Bank 401(k). Also includes $29,426, $29,426, $24,580, $23,195 and $17,656, contributed by First
     Savings pursuant to First Savings' ESOP in 2000 allocated for the benefit of Messrs. Mulkerin, Martin and Spengler, and Mss. Clancy and Iacullo-Martino, respectively. Also includes $23,329 and $12,443 contributed by First Savings in 2000 to the accounts of Messrs. Mulkerin and Martin, respectively, under the Bank's Supplemental Executive Retirement Plan II established in 1998.

(9)  Ms. Clancy joined First Savings Bank in October 1998.

     EMPLOYMENT AGREEMENTS. First Sentinel and First Savings have entered into employment agreements (collectively, the "Employment Agreements") with Messrs. Mulkerin and Martin (the "Executives"), effective as of November 15, 2000. The Employment Agreements are intended to ensure that First Sentinel and First Savings will be able to maintain a stable and competent management base. The continued success of First Sentinel and First Savings depends to a significant degree on the skills and competence of Messrs. Mulkerin and Martin.

     The Employment Agreements provide for a three-year term for the Executives. Commencing on the effective date, the term of each Employment Agreement is automatically extended for one day each day, such that the remaining term is always three years, unless and until either the Board of Directors of First Sentinel or First Savings or the Executive provides written notice to the other party of an intention not to extend the term, at which time the remaining term will be fixed at three years from the date of the written notice. The Employment Agreements provide that First Sentinel and First Savings will pay aggregate base salaries at initial annual rates of $315,000 to Mr. Mulkerin and $250,000 to Mr. Martin. The base salaries will be reviewed at least annually by the Boards of Directors of First Sentinel and First Savings.

In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The Employment Agreements provide for termination by First Sentinel or First Savings for cause, as defined in the agreements, at any time. In the event First Sentinel or First Savings chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from First Sentinel and First Savings upon: (i) failure to re-elect the Executive to his current offices or board seats; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of First Sentinel or First Savings; (v) notice to the Executive by First Sentinel or First Savings of non-renewal of the term of employment; (vi) material reduction in the benefits to the Executive which is not general in nature and applicable on a nondiscriminatory basis; or (vii) a breach of the agreement by First Sentinel or First Savings, the Executive or, in the event of death, his beneficiary, is entitled to receive the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to, and benefits that he would have accrued under, any employee benefit plans of First Sentinel or First Savings during the remaining term of the agreement. First Sentinel and First Savings would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreements. Upon attainment of age 65, however, Mr. Mulkerin will not be entitled to the payments and benefits described above.

     Under the Employment Agreements, if voluntary or involuntary termination follows a "change in control" of First Sentinel or First Savings, as defined in the Employment Agreements, the Executive or, in the event of death, his beneficiary, will be entitled to a payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) a severance payment equal to three times the average of the three preceding taxable years' compensation. First Sentinel and First Savings would also continue the Executive's life, health, and disability coverage for 36 months. Payments made to the Executive under the Employment Agreements upon a change in control may constitute "excess parachute payments" as defined under section 280G of the Code, which may result in the imposition of an excise tax on the Executive and the denial of federal income tax deductions for such excess amounts for First Sentinel or First Savings. Under the Employment Agreements, First Sentinel or First Savings will indemnify the Executive for such excise taxes and any additional income, employment and excise taxes imposed as a result of such indemnification.

     Payments to the Executives under First Savings' Employment Agreements are guaranteed by First Sentinel in the event that payments or benefits are not paid by First Savings. Payments under First Sentinel's Employment Agreements will be made by First Sentinel. Payments or benefits arising out of similar provisions from the First Sentinel and First Savings Employment Agreements will be counted only once for each Executive. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements will be paid by First Savings or First Sentinel, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that First Sentinel and First Savings indemnify the Executive to the fullest extent allowable under Delaware and New Jersey law, respectively.

     CHANGE IN CONTROL AGREEMENTS. First Savings has also entered into Change in Control Agreements ("CIC Agreements") with Messrs. Richard Spengler, John F. Cerulo, Jr., Richard St. George and Thomas Lyons, and Mss. Ann C. Clancy, Karen Iacullo-Martino and Maryanne Guenther. Such agreements have specified severance terms of either two or three years. Messrs. Spengler and Cerulo and Mss. Clancy and Iacullo-Martino have severance terms of three years. Messrs. St. George and Lyons and Ms. Guenther have severance terms of two years. The term of each CIC Agreement with a severance term of three years is automatically extended for one additional day each day, such that the remaining term is always the severance term, unless and until the Board of Directors of First Savings or the officer provides written notice to the other party of an intention not to extend the term, at which time the remaining term will be fixed at the severance term from the date of the written notice. The Board of Directors of First Savings will review annually each CIC Agreement with a severance term of two years and will have the discretion to extend the term for an additional year at each anniversary of the commencement date of such CIC Agreement. The CIC Agreements with First Savings also provide that in the event voluntary or involuntary termination (other than termination for cause, as defined in the CIC Agreements) follows a change in control of First Savings or First Sentinel, the officer is entitled to receive a severance payment equal to the number of years in the severance term times the officer's average annual compensation for the three years preceding termination. Annual compensation will include base salary and any other taxable income paid by First Sentinel or First Savings, including bonus, retirement benefits, director or committee fees and fringe benefits, as well as contributions made to, or benefits accrued under, any employee benefit plan. First Sentinel and First Savings will also continue, and pay for, the officer's life, health and disability coverage for the severance term. Payments to the officer under First Savings' CIC Agreements will be guaranteed by First Sentinel in the event that payments or benefits are not paid by First Savings. Such payments will be capped at an amount $1 less than three times the officer's "base amount," as defined in section 280G of the Code, unless such amount, after employment and income taxes are imposed, is less than the severance payment amount, after any excise taxes and employment and income taxes are imposed.

     All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the CIC Agreements will be paid by First Savings, which payments are guaranteed by First Sentinel, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The CIC Agreements also provide that First Savings indemnify the Executive to the fullest extent allowable under New Jersey law.

     OPTION PLANS. The Company maintains the 1998 Incentive Plan and the 1996 Incentive Plan which provide discretionary awards to officers and employees of the Bank as determined by the Committee.

     The following table provides certain information with respect to the grant of options during the fiscal year ended December 31, 2000 to Named Executive Officers. The table discloses the gain that would be realized if the stock options granted to the officer were exercised when the stock price had appreciated by the percentage rates indicated from the date of the grant.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR OPTION
                                    INDIVIDUAL GRANTS                                                   TERM
------------------------------------------------------------------------------------------- -----------------------------
                          NUMBER OF         PERCENT OF
                          SECURITIES          TOTAL
                          UNDERLYING       OPTIONS/SARS
                         OPTIONS/SARS      TO EMPLOYEES     EXERCISE OF     EXPIRATION
        NAME             GRANTED (#)      IN FISCAL YEAR    BASE PRICE         DATE              5%              10%
----------------------   ------------     --------------    -----------     ----------      ---------          --------
Ann C. Clancy(1).....        5,000            15.9%            $9.00        03/22/2010        $28,300          $71,718

-------------------------
(1) For Ms. Clancy, 5,000 of her options under the 1998 Incentive Plan were granted on March 22, 2000 and vest in four equal installments with the first installment having vested on December 16, 2000 and the remaining installments vesting on each successive anniversary date. The options were not granted in tandem with any limited stock appreciation rights ("LSARs").

     The following table shows options exercised by the Named Executive Officers during 2000, including the aggregate value of gains on the date of exercise. In addition, the table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END
                               OPTIONS/SAR VALUES

                               NUMBER
                              OF SHARES                   NUMBER OF SECURITIES
                              ACQUIRED                  UNDERLYING-UNEXERCISED                VALUE OF UNEXERCISED
                                 ON        VALUE        OPTIONS/SARS-AT-DECEMBER          IN-THE-MONEY-OPTIONS/SARS AT
           NAME               EXERCISE    REALIZED              31, 2000                       DECEMBER-31,-2000(1)
---------------------------   --------    --------    -----------------------------     -------------------------------

                                                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
                                                      -----------     -------------     -----------       -------------
John P. Mulkerin...........      --         $--         174,453          180,000          $720,649          $450,000

Christopher Martin.........      --          --         158,453          156,000           680,649           390,000

Richard Spengler...........      --          --          44,470           52,500           160,656           131,250

Ann C. Clancy..............      --          --           9,250           15,750            23,125            39,375

Karen Iacullo-Martino......      --          --          27,470           27,000           118,156            67,500

------------------------------
(1) The value of the in-the-money options represents the difference between the fair market value of the Common Stock of $11.50 per share as of December 31, 2000, and the exercise price per share of the options. All options granted under the 1996 Incentive Plan had an exercise price of $3.78 per share, and all options granted under the 1998 Incentive Plan had an exercise price of $9.00 per share.

     PENSION PLAN. First Savings is a participant in the Financial Institutions Retirement Fund, a multi-employer defined benefit plan (the "Pension Plan"). All employees age 21 or older who have completed one year of service are eligible to participate in this Pension Plan. Retirement benefits are based upon a formula utilizing years of service and average compensation. Participants are vested 100% upon the completion of five years of service.

     The Financial Institutions Retirement Fund does not segregate its assets, liabilities or costs by participating employer. Therefore, disclosure of the accumulated benefit obligations, plan assets and the components of annual pension expense attributable to First Savings cannot be ascertained.

              ESTIMATED ANNUAL RETIREMENT BENEFIT PAYABLE AT AGE 65
        TEN YEAR CERTAIN AND LIFE ANNUITY TO AN EMPLOYEE RETIRING IN 2000
        -----------------------------------------------------------------


                                  YEARS OF BENEFIT SERVICE (1)
                 ---------------------------------------------------------------
 HIGH-5 AVERAGE
 COMPENSATION(2)    10         15         20         25         30         35
---------------- --------   --------   --------   --------   --------   --------
$    50,000      $ 10,000   $ 15,000   $ 20,000   $ 25,000   $ 25,000   $ 25,000

     75,000        15,000     22,500     30,000     37,500     37,500     37,500

    100,000        20,000     30,000     40,000     50,000     50,000     50,000

    150,000        30,000     45,000     60,000     75,000     75,000     75,000

    160,000        32,000     48,000     64,000     80,000     80,000     80,000

    200,000(3)     40,000     60,000     80,000    100,000    100,000    100,000

    225,000(3)     45,000     67,500     90,000    112,500    112,500    112,500

----------------------------
(1) As of December 31, 2000, John P. Mulkerin, Christopher Martin, Richard Spengler, Ann C. Clancy and Karen Iacullo-Martino had 13 years, 16 years, 17 years, 2 years and 16 years of benefit service, respectively.

(2) The compensation utilized for formula purposes includes salary amounts listed under "Summary Compensation Table" minus any salary amounts attributed to directors' fees. As of December 31, 2000, $160,000, $160,000, $118,400, $128,444 and $92,100 represent the covered compensation under the Pension Plan for Messrs. Mulkerin, Martin and Spengler, and Mss. Clancy and Iacullo-Martino, respectively.

(3) Under section 401(a)(17) of the Code, a participant's annual compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining average annual compensation. For plan years 1994 through 1996, the limit remained at $150,000. For plan years 1997 through 1999, the limit increased to $160,000. For plan years 2000 and 2001, the limit increased to $170,000 effectively limiting high 5-year average compensation to $160,000 as of December 31, 2000. However, benefits are not reduced below the level of benefits accrued as of December 31, 1993. Under applicable law, the maximum annual benefit for a Ten Year Certain and Life Annuity is $128,327 for 2000.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Effective as of January 1, 1994, the Board of Directors revised a previously existing plan entitled the Retirement Benefit Maintenance Plan (the "Maintenance Plan") and restated it as the First Savings Bank Supplemental Executive Retirement Plan ("SERP"). The SERP is a nonqualified employee benefit plan, which provides a post-employment supplemental retirement benefit for certain participants designated by the Board of Directors of First Savings. A participant's benefit under the SERP is equal to (i) the excess of (A) seventy-five percent (75%) of the participant's aggregate base salary payments during the twelve consecutive months in which he received the greatest amount of such payments, over (B) the amount of the participant's "Pension Plan Annual Benefit" and "Primary Social Security Benefit," as defined in the SERP, reduced by (ii) four percent (4%) for each year of benefit service less than twenty-five (25). Generally, if a participant retires at or after he attains the age of 65, his benefit would not be subject to any reduction based on years of benefit service. If a participant elects early payment of his benefit, unless he has attained age 60 and accrued 25 years of benefit service, his benefit would be reduced according to actuarial considerations. Upon a change in control, as defined in the SERP, a participant's benefit would not be subject to any reduction based on years of benefit service or early payment. The current estimated annual benefits payable at age 65 for Messrs. Mulkerin and Martin, the only participants in the SERP, are $117,120 and $83,096, respectively.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II. On November 15, 2000, the Bank's Board of Directors approved the Amended and Restated First Savings Bank Supplemental Executive Retirement Plan II ("SERP II"). Anyone who participates in the ESOP or the Savings Plan is eligible for selection as a participant in the SERP II. Participants in the SERP II are determined by the Bank's Board of Directors from a select group of management or highly compensated employees. Generally, the SERP II provides a participant the benefits that he would have received under the ESOP and the Savings Plan if certain Code benefit limitations did not apply to the ESOP or the Savings Plan. The participant also would receive any benefits he would have received under the ESOP had he remained in service throughout the term of the ESOP loan and all unallocated shares in the ESOP that were acquired by an ESOP loan were allocated to ESOP participants. Vesting under the SERP II is subject to a five-year graded vesting schedule. Upon a change in control, as defined in the SERP II, however, the participant's benefits representing his portion of the unallocated ESOP shares would immediately vest.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features except as noted below.

     Prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), First Savings provided loans to directors and executive officers at reduced rates and/or with points waived or reduced. FIRREA required that all loans made to directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations were recently modified to permit loans to be made to officers and directors on terms not available to the public, provided such terms are available to other full-time employees.

     During 2000, the Bank had two outstanding loans to a director and officer with a balance exceeding $60,000, which loans were made on terms not available to the general public. As of December 31, 2000, Mr. Walter K. Timpson, a member of the Board of Directors of First Sentinel and First Savings, had a credit line of up to $350,000 with a variable rate of interest equal to the prime rate of interest. The highest balance outstanding on such credit line during 2000 was $348,393. The balance of the loan at December 31, 2000, was zero. Ms. Ann C. Clancy, Senior Vice President, General Counsel, Corporate Secretary and Investor Relations Officer, had a mortgage loan with an initial interest rate of 6.875%. The highest balance outstanding on such loan during 2000 was $332,100. The balance of the loan at December 31, 2000 was $328,974.

--------------------------------------------------------------------------------

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

     The Company's independent auditors for the fiscal year ended December 31, 2000 were KPMG LLP. The Company's Board of Directors has re-appointed KPMG LLP to continue as independent auditors for the Bank and the Company for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

AUDIT FEES

     For the fiscal year ended December 31, 2000, KPMG LLP billed the Company an aggregate of $130,000 for professional services rendered for the audit of the Company's financial statements for such period and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such period.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended December 31, 2000, no fees were billed by or paid to KPMG LLP for directly or indirectly operating, or supervising the operation of the Company's information system or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

ALL OTHER FEES

     For the fiscal year ended December 31, 2000, KPMG LLP billed the Company an aggregate of $41,000 for all other services not described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees".

     The Audit Committee considered the provision of the services covered under the captions "All Other Fees" and "Financial Information Systems Design and Implementation Fees" and found them to be compatible with maintaining KPMG LLP's independence.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

--------------------------------------------------------------------------------

                                   PROPOSAL 3

                              STOCKHOLDER PROPOSAL

--------------------------------------------------------------------------------

     The Company has been notified that Jewelcor Management, Inc., 100 North Wilkes-Barre Boulevard, Wilkes-Barre, PA 18702, which is the record owner of 300 shares of common stock and the beneficial owner of an additional 37,400 shares, intends to present the stockholder proposal set forth below for consideration at the Annual Meeting.

     The Board of Directors of the Company disclaims any responsibility for the content of this stockholder proposal, which has been presented as received from the stockholder. The stockholder proposal is included in this Proxy Statement in accordance with the rules of the SEC and is not endorsed by the Board of Directors. The proposal recommends the Board of Directors take action to remove from the Company's certificate of incorporation and bylaws provisions that the Board of Directors believe are necessary to promote stability in the Company's corporate governance and to protect the Company and its stockholders from hostile takeover abuses. FOR THE REASONS STATED UNDER "RESPONSE BY YOUR BOARD OF DIRECTORS," THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE STOCKHOLDER PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY OR ITS STOCKHOLDERS AND RECOMMENDS A VOTE "AGAINST" THE PROPOSAL.

                       RESPONSE BY YOUR BOARD OF DIRECTORS

THE BOARD HAS CAREFULLY CONSIDERED THE MERITS OF THE PROPOSAL IN THE CONTEXT OF ITS FIDUCIARY DUTY.

     The Board of Directors has a fiduciary duty to act in the best interests of the stockholders, to continually evaluate the means of enhancing stockholder value and to oppose unfair takeover attempts. The purpose and effect of the provisions requested to be removed from our certificate of incorporation and bylaws is to provide the Board with the negotiating leverage necessary to fulfill its fiduciary duty to assure that if a takeover occurred, it would be at a price and upon terms that reflect the long term value of the Company. These provisions provide the Board with the adequate time and flexibility necessary to negotiate the highest possible bid from a potential acquirer and develop alternatives which may better maximize stockholder value and ensure that all stockholders are treated fairly and equally. The removal of such provisions would subject the Company's stockholders to a variety of abusive tactics for which adequate protection otherwise would not exist.

     The Board is not only obligated to act in the best interests of the stockholders, but the interests of the Board and management are closely aligned with those of the stockholders. The Board of Directors and the executive officers of the Company as a group beneficially own approximately 16% of the Company's common stock.

OUR CORPORATE GOVERNANCE PROVISIONS ARE DESIGNED TO ASSIST MANAGEMENT IN THE ORDERLY OPERATION OF THE COMPANY.

     The proponent states that all of the provisions which it requests be removed or amended are antitakeover defenses which place restrictions on the ability of the stockholders to effectuate a proposed takeover of the Company. The Board agrees with the proponent that many of these provisions may present an obstacle to any person who seeks to acquire control of the Company without negotiating with the Board, but disagrees with the characterization of these provisions as antitakeover defenses. The Board of Directors believes that while these provisions may have an antitakeover effect, their primary purpose is to protect all stockholders' interests whether in a takeover context or with respect to general corporate governance. The provisions are designed to require a potential acquirer to seek approval from the Board of Directors before initiating a takeover of the Company, thus allowing the Board to prevent undesirable coercive takeovers from occurring. The provisions are not intended to discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company, but are designed to assist management in the orderly operation of the Company and to ensure that the Board of Directors is given the opportunity to negotiate for the best terms in a sale or merger.

     An unsolicited non-negotiated proposal to acquire the Company could seriously disrupt the business and management of the Company and cause it great expense. The Board believes it is in the best interests of the Company and its stockholders to encourage potential acquirers to negotiate directly with the Board and management and that these provisions encourage such negotiations. The Board believes that it is in the best position to determine the true value of the Company and to negotiate on behalf of all stockholders. These provisions provide the Board with the necessary time and flexibility to evaluate the terms and price of a potential takeover proposal and/or to consider alternatives thereto. In effect, removal of certain of these provisions potentially could remove the Board's ability to decide if and when a sale of the Company would be optimal and to negotiate price and terms that reflect the long term value of the Company. Furthermore, removal of certain of these provisions would make the Company susceptible to a "two-tiered" hostile takeover bid (as discussed in more detail below), which the Board believes would not be in the stockholders' best interest.

THE PROVISIONS IN QUESTION PREVIOUSLY HAVE BEEN CONSIDERED BY STOCKHOLDERS.

     The merits of each of these provisions were carefully considered by the Board when they were originally adopted at the time of the Bank's Conversion and Reorganization in 1998. At that time, the Bank's stockholders were given the opportunity to consider and vote on the Reorganization. They were provided with an opportunity to review the Company's certificate of incorporation and bylaws as part of the Prospectus/Proxy Statement used in connection with the Reorganization. The Prospectus/Proxy Statement included a detailed discussion of those provisions in the certificate of incorporation and bylaws that might be considered to have an antitakeover effect. The Board considered that all of these provisions are permissible under Delaware law and are very common for Delaware corporations such as the Company. They are designed to prevent an acquirer from gaining control of the Company without offering all stockholders what the Board believes to be the full value of their investment. The Bank's stockholders voted in favor of the Reorganization, and the certificate of incorporation and bylaws became the corporate governance documents of the Company.

THE PROPOSAL MAY BE MISLEADING.

     The Company believes that portions of the proposal are inaccurate and potentially misleading because they misstate or mischaracterize the provisions of the certificate of incorporation and bylaws sought to be removed. Although the Company believes it has a proper basis to exclude portions of the proposal from its proxy statement, it has included the proposal in its entirety. However, the Board cautions stockholders to read the proposal as one stockholder's interpretation and not as an accurate portrayal of the facts. Set forth below are a few sections of the proposal that the Board believes are misleading.

     In Section 1(d) of the proposal, the proponent recommends that the Company eliminate the staggering of the Board into three classes. The reason for a staggered Board is to provide for an orderly transition of Board members and promote stability and consistency in experience. Election of directors by classes is a common practice that has been adopted by many companies. In the opinion of the Board, this provision facilitates continuity and stability of leadership and policy by assuring that experienced individuals familiar with the Company and its business will be on the Board at all times. Such continuity is essential to developing and executing a long-term strategic plan. Individual directors can be replaced and stockholders are able to nominate and vote for directors of their own choosing. The ability to replace the entire board is an extreme measure which the Board believes is harmful, particularly in a takeover context. The repeal of the staggered board, which could permit the election of an entirely new board of directors beholden to a particular stockholder group, could result in such group acquiring effective control of the Company without payment of a control premium to any of the other stockholders.

     In Section 1(g) of the proposal, the proponent recommends that the Company repeal the provision of the certificate of incorporation which requires the affirmative vote of at least 80% of the voting shares to approve a business combination that has not been approved by the Board of Directors or that does not meet the specific price criteria as set forth in such provision. This provision is usually referred to as a "fair price provision" and offers stockholders protection from "two-tiered" tender offers by requiring any acquirer to pay the same price to all stockholders in a merger or acquisition. Some tender offers may be made at a price substantially above current market prices but may be for less than all of the outstanding shares of a target company. Under this form of tender offer, stockholders who do not tender their shares in the first offer or tier may get frozen out if the Company is taken over and thereby forced to accept a lower price in the second tier offering. Without this provision in the Company's certificate of incorporation, stockholders must decide between liquidating their investment at a time that may be disadvantageous or retaining their investment as part of a minority group of stockholders and receive a lower price in a second tier offering or squeeze out merger.

     The proposal is also vague and indefinite because the repeal of the various provisions referenced in the proposal will not necessarily result in the removal of the "antitakeover" defenses. For example, the repeal of Article Fifth D will not result in stockholders being empowered to call special meetings. Under Delaware General Corporation Law ("DGCL"), stockholders cannot call special meetings unless it is expressly provided for in the Company's certificate of incorporation.

     In addition, the repeal of Article Seventh would not only eliminate the 80% vote requirement of the stockholders to adopt, amend, or repeal the bylaws, but also eliminate the Board's ability to adopt, amend, or repeal the bylaws. Therefore, removal of this article would require the Board to call a stockholders' meeting every time it desired to amend, repeal or adopt bylaws. Such a requirement would put a tremendous strain on the ability of the Board to effectively govern the Company and could result in significant and unnecessary expense to the stockholders.

ADDITIONAL ACTION WILL BE REQUIRED TO AMEND OUR CORPORATE GOVERNANCE DOCUMENTS.

     Based upon the terms of the proposal, its adoption will not by itself remove such provisions from the Company's certificate of incorporation and bylaws. The proposal does not request a vote on amending the Company's certificate of incorporation and bylaws, as would be required by provisions of the DGCL and our certificate of incorporation, but simply requests a vote to make a recommendation to our Board of Directors to remove such provisions. As such, the proposal is subject to a simple majority vote, as described elsewhere herein. If the proposal is approved by the requisite vote, additional Board action and another stockholder vote at a future stockholders' meeting would be required to amend our certificate of incorporation. In accordance with the requirements of our certificate of incorporation, amendments of certain of these provisions will require the favorable vote of at least 80% of such outstanding shares.

     THE BOARD HAS CAREFULLY CONSIDERED THE SUBSTANCE OF THE PROPOSAL BY CONSIDERING THE MERITS OF WHETHER TO AMEND THE CERTIFICATE OF INCORPORATION AND BYLAWS AS REQUESTED BY THE PROPONENT, HAS DETERMINED THAT IT IS IN THE BEST INTERESTS OF THE STOCKHOLDERS TO RETAIN SUCH PROVISIONS AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "AGAINST" THE STOCKHOLDER PROPOSAL.

                              STOCKHOLDER PROPOSAL

     Resolved, it is recommended that the Board of Directors of First Sentinel Bancorp, Inc. (the "Company") take the steps necessary to implement the following actions to remove the "anti-takeover" defenses from the Company's Certificate of Incorporation and Bylaws, unless precluded by state or federal law:

     1.   Repeal the following Articles of the Company's Certificate of
          Incorporation:

          a. REPEAL ARTICLE FOURTH (C) which prohibits a shareholder from voting the shares the shareholder owns in excess of 10% of the then-outstanding shares of the Company's Common Stock.

          b. REPEAL ARTICLE FIFTH (C) which prohibits shareholders from acting by written consent.

          c. REPEAL ARTICLE FIFTH (D) which prohibits shareholders from calling a special meeting.

          d. REPEAL ARTICLE SIXTH (A) which segregates the Board of Directors into separate classes with staggered terms of office.

          e. REPEAL ARTICLE SIXTH (D) which requires the affirmative vote of at least 80% of shares entitled to vote in an election of directors ("Voting Shares") in order for shareholders to remove directors from office, even when good cause exists.

          f. REPEAL ARTICLE SEVENTH which requires the affirmative vote of at least 80% of the Voting Shares in order for shareholders to change the Bylaws.

          g. REPEAL ARTICLE EIGHTH which requires the affirmative vote of at least 80% of the Voting Shares to approve a business combination that has not been approved by the Board of Directors or that does not meet the specific price criteria as set forth in Article Eighth.

          h. REPEAL ARTICLE TWELFTH which requires the affirmative vote of at least 80% of the Voting Shares in order for shareholders to change the Certificate of Incorporation.

     2.       Repeal the following Sections and Article of the Company's Bylaws:

          a. REPEAL ARTICLE I SECTION 2 which prohibits shareholders from calling a special meeting.

          b. REPEAL ARTICLE I SECTION 9 which prohibits shareholders from acting by written consent.

          c. REPEAL ARTICLE VIII which prohibits changes by shareholders to the Company's Bylaws without the affirmative vote of at least 80% of the Voting Shares.

     3. Amend Article I Section 6 (b) of the Company's Bylaws to remove all language that restricts shareholders from calling a special meeting or from conducting business at a special meeting.

     4. Amend Article II Section 1 of the Company's Bylaws to remove all language regarding the segregation of the Board of Directors into separate classes.

STOCKHOLDER'S SUPPORTING STATEMENT

     The Certificate of Incorporation and Bylaws of the Company contain certain "anti-takeover" provisions that may present an insurmountable obstacle for a suitor of the Company who is not approved by the Board of Directors but who seeks to acquire the Company at a stock price above current market prices. Moreover, these provisions restrict the stockholders' ability to alter the composition of the Board, to call special meetings and to alter the Company's Certificate of Incorporation and Bylaws.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      To be included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2002, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, not later than November 26, 2001. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders or to nominate any person for election to our Board of Directors. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to any annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

ANNUAL REPORT TO STOCKHOLDERS

     A copy of the 2000 Annual Report to stockholders, including the consolidated financial statements prepared in conformity with the generally accepted accounting principles, for the fiscal year ended December 31, 2000, accompanies this proxy statement.

     A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FIRST SENTINEL BANCORP, INC., 1000 WOODBRIDGE CENTER DRIVE, WOODBRIDGE, NEW JERSEY 07095.

                                    By Order of the Board of Directors



                                    Christopher Martin
                                    SECRETARY
Woodbridge, New Jersey
March 26, 2001

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

STATEMENT OF PURPOSE
--------------------

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls regarding finance, accounting, regulatory compliance and security that management and the Board have established, and the audit process.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

STRUCTURE

Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of a minimum of three directors, but not more than six, as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee are elected by the Board at the annual organizational meeting of the Board. If an Audit Committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of internal auditing and the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the accounting and reporting practices of First Sentinel Bancorp, Inc., First Savings Bank, and subsidiaries, hereafter referred to as the "Company", are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

      o Review and update this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      o The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge when circumstances warrant.

      o Approve the fees and other significant compensation to be paid to the independent auditors.

      o On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

      o  Review and approve the independent auditor's engagement letter.

      o Discuss any matters as determined by the Committee and/or independent auditors prior to quarterly and year-end press releases.

      o Consider the independent auditor's judgements about the quality and appropriateness of the Company's accounting principles and practices as applied in its financial reporting.

      o Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

      o Review with the independent auditors and the Company's internal auditor, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposure.

      o Review the appointment, performance and replacement of the Director of Internal Auditing.

      o Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

      o Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

      o Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from the internal auditor and regulators.

      o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

      o Review and periodically update the Company's Code of Ethics Policy and management's monitoring of compliance with the Code.

      o The Committee shall issue a report to be included in the Annual 10-K and the Company's annual proxy statement, as required by the SEC, that it has reviewed and discussed the audited financial statements with management and the independent auditors, as well as that the Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

Annual Meeting of Stockholders

The undersigned appoints the official proxy committee consisting of all the members of the Board of Directors of First Sentinel Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey, on April 25, 2001, at 10:00 a.m. and at any and all adjournments thereof, as follows:


Please be sure to sign and date
this Proxy in the box below.

Stockholder sign above

Co-holder (if any) sign above

1. The election as directors of all nominees listed (except as marked to the contrary below):

         George T. Hornyak, Jr., John P. Mulkerin and Jeffries Shein

                                  With-     For All
                        For       hold      Except
                        [_]        [_]        [_]

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. The ratification of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2001.

                        For      Against    Abstain
                        [_]        [_]        [_]


     Directors
     Recommend
     "FOR"
     Proposals 1 & 2

3.   Stockholder proposal as more fully described in the Proxy Statement.

                        For      Against    Abstain
                        [_]        [_]        [_]

     Directors
     Recommend
     "AGAINST"
     Proposal 3

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

This Proxy is revocable and will be voted as directed, but if no instructions are specified, this Proxy will be voted "FOR" Proposal I, "FOR" Proposal II and "AGAINST" Proposal III. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors know of no other business to be presented at the Annual Meeting.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST SENTINEL BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated March 26, 2001. Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY TODAY

Has your address changed?

                    [First Sentinel Bancorp, Inc. letterhead]


Dear Stock Award Recipient:

     The First Sentinel Bancorp, Inc. (the "Company") Amended and Restated 1998 Stock-Based Incentive Plan, (the "Incentive Plan") holds 662,015 shares of common stock ("Common Stock") for the benefit of participants in the Incentive Plan. As a participant in the Incentive Plan, you may direct the voting of the shares of restricted Common Stock that have been awarded to you.

     On behalf of the Board of Directors, enclosed is a blue voting authorization form provided for the purpose of conveying your voting instructions to the Compensation Committee of the Board of Directors, the trustee for the Incentive Plan (the "Incentive Plan Trustee"). Also enclosed is an Annual Report to Stockholders and a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on April 25, 2001.

     As of the Record Date, March 1, 2001, 296,440 shares of Common Stock had been awarded to participants in the Incentive Plan. The Incentive Plan Trustee will vote those shares held in the Incentive Plan Trust in accordance with instructions of the participants.

     At this time, in order to direct the voting of Common Stock awarded to you under the Incentive Plan, you must complete and sign the enclosed blue vote authorization form and return it to Human Resources no later than April 18, 2001. The Incentive Plan Trustee will use the voting instructions it receives to vote the shares of Common Stock held in the Incentive Plan Trust.

     It is possible, although very unlikely, that matters other than those specified on the attached vote authorization form will be presented for a stockholder vote at the Annual Meeting. It may not be possible to solicit your specific voting instructions on such proposals. By signing the vote authorization form, you will authorize the Incentive Plan Trustee to vote on these matters in its discretion.

                                             Sincerely,


                                             John P. Mulkerin

Name:   __________________
Shares: __________________

                            VOTE AUTHORIZATION FORM

     I understand that my voting instructions are solicited on behalf of the Board of Directors of First Sentinel Bancorp, Inc. for the Annual Meeting of Stockholders to be held on April 25, 2001.

     Accordingly, the Trustee of the First Sentinel Bancorp, Inc. Amended and Restated 1998 Stock-Based Incentive Plan is to vote my shares of Common Stock as follows at the Annual Meeting and at any adjournments thereof:

                   1.  The election as directors of all           With-  For All
                       nominees listed (except as marked    For   Hold   Except
                       to the contrary below);              [_]    [_]     [_]

                       George T. Hornyak, Jr., John P.
                       Mulkerin and Jeffries Shein

                   INSTRUCTION: To withhold authority to
                   vote for any individual nominee, mark
                   "For All Except" and write that
                   nominee's name in the space provided
   Directors       below.
   Recommend
    "FOR"
Proposals 1 & 2    -------------------------------------------------------------
                                                            For  Against Abstain
                   2.  The ratification of KPMG LLP as      [_]    [_]     [_]
                       the independent auditors of the
                       Company for the year ending
                       December 31, 2001.

                   =============================================================

 Directors
 Recommend                                                  For  Against Abstain
 "AGAINST"         3.  Stockholder proposal as more fully   [_]    [_]     [_]
Proposal 3             described in the Proxy Statement.

                   If any other business is presented at
                   the Annual Meeting including whether
                   or not to adjourn the meeting, the
                   vote for shares in the Amended and
                   Restated 1998 Stock-Based Incentive
                   Plan will be determined by the
                   Incentive Plan Trustee in its
                   discretion or in the discretion of the
                   proxies appointed by it.

                   At the present time, the Board of
                   Directors knows of no other business
                   to be presented at the Annual Meeting.


     The Incentive Plan Trustee is hereby authorized to vote any shares attributable to me in his or her trust capacity as indicated above.



--------------------------------------    --------------------------------------
Date                                      Signature

     PLEASE DATE, SIGN AND RETURN THIS FORM TO HUMAN RESOURCES BY NO LATER THAN APRIL 18, 2001.

                         [First Savings Bank Letterhead]


Dear ESOP Participant:

    In connection with the Annual Meeting of Stockholders of First Sentinel Bancorp, Inc. (the "Company") you may direct the voting of the shares of the Company's common stock ("Common Stock") allocated to your account in the First Savings Bank Employee Stock Ownership Plan (the "ESOP").

    On behalf of the Board of Directors, I am forwarding to you the attached yellow vote authorization form, provided for the purpose of conveying your voting instructions to First Bankers Trust Company (the "ESOP Trustee"). Also enclosed is an Annual Report to Stockholders and a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on April 25, 2001.

    As of the Record Date, March 1, 2001, the ESOP Trust held 2,154,003 shares of Common Stock, 917,737 shares of which have been allocated to participants' accounts in the ESOP. These shares will be voted as directed by the participants, provided timely instructions from the participants are received by the ESOP Trustee. The unallocated shares in the ESOP Trust and the allocated shares for which no instructions are provided, or for which no timely instructions are received by the ESOP Trustee, will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the shares of Common Stock allocated to their accounts, so long as such vote is in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    At this time, in order to direct the voting of the shares allocated to your account under the ESOP, please complete and sign the attached yellow vote authorization form and return it directly to the ESOP Trustee in the enclosed postage-paid envelope no later than April 18, 2001. The ESOP Trustee has been instructed not to reveal your vote, directly or indirectly, to any officer, employee or director of the Company or First Savings Bank. The vote authorizations will be tallied by the ESOP Trustee and the ESOP Trustee will use the voting instructions it receives to vote the shares of Common Stock in the ESOP Trust.

    It is possible, although very unlikely, that matters other than those specified on the attached vote authorization form will be presented for a stockholder vote at the Annual Meeting. It may not be possible to solicit your specific voting instructions on such proposals. By signing the vote authorization form, you will authorize the ESOP Trustee to vote on these matters in its discretion.

    Please note that when you give your vote authorization, you do so as a "named fiduciary" of your ESOP account for purposes of ERISA. As a named fiduciary, you have the power to give instructions to the ESOP Trustee as to the voting of Common Stock in your ESOP account and the ESOP Trustee will follow such instructions unless it determines that they are improper under ERISA. You, and not the ESOP Trustee, are responsible for the consequences that flow from the voting instructions that you provide to the ESOP Trustee.

                                   Sincerely,



                                   John P. Mulkerin

Name:   ______________
Shares: ______________

                             VOTE AUTHORIZATION FORM

    I, the undersigned, understand that First Bankers Trust Company, the ESOP Trustee, is the holder of record and custodian of all shares of the Company's Common Stock attributable to me under the ESOP. I understand that my voting instructions, in my capacity as a "named fiduciary" of my ESOP account, are solicited on behalf of the Board of Directors of First Sentinel Bancorp, Inc. for the Annual Meeting of Stockholders to be held on April 25, 2001.

    Accordingly, the Trustee of the First Sentinel Bancorp, Inc. Employee Stock Ownership Plan is to vote my shares of Common Stock as follows at the Annual Meeting and at any adjournments thereof:

                   1.  The election as directors of all           With-  For All
                       nominees listed (except as marked    For   Hold   Except
                       to the contrary below):              [_]    [_]     [_]

                       George T. Hornyak, Jr., John P.
                       Mulkerin and Jeffries Shein

                   INSTRUCTION: To withhold authority to
                   vote for any individual nominee, mark
                   "For All Except" and write that
                   nominee's name in the space provided
   Directors       below.
   Recommend
    "FOR"
Proposals 1 & 2    -------------------------------------------------------------
                                                            For  Against Abstain
                   2.  The ratification of KPMG LLP as      [_]    [_]     [_]
                       the independent auditors of the
                       Company for the year ending
                       December 31, 2001.

                   =============================================================

 Directors
 Recommend                                                  For  Against Abstain
 "AGAINST"         3.  Stockholder proposal as more fully   [_]    [_]     [_]
Proposal 3             described in the Proxy Statement.

                   If any other business is presented at
                   the Annual Meeting including whether
                   or not to adjourn the meeting, the
                   vote for shares in the Employee Stock
                   Ownership Plan will be determined
                   by the ESOP Trustee in its
                   discretion or in the discretion of the
                   proxies appointed by it.

                   At the present time, the Board of
                   Directors knows of no other business
                   to be presented at the Annual Meeting.


    The ESOP Trustee is hereby authorized to vote any shares attributable to me in its trust capacity as indicated above.

--------------------------------------    --------------------------------------
Date                                      Signature

    PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY NO LATER THAN APRIL 18, 2001.

                        [First Savings Bank Letterhead]


Dear 401(k) Plan Participant:

    In connection with the Annual Meeting of Stockholders of First Sentinel Bancorp, Inc. (the "Company") you may vote the shares of the Company's common stock ("Common Stock") credited to your account under the Incentive Savings Plan for Employees of First Savings Bank (the "401(k) Plan").

    On behalf of the Board of Directors, I am forwarding to you the attached green vote authorization form, provided for the purpose of conveying your voting instructions to Merrill Lynch (the "Employer Stock Fund Trustee"). Also enclosed is an Annual Report to Stockholders and a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on April 25, 2001.

    Participants investing under the 401(k) Plan are entitled to direct the Employer Stock Fund Trustee as to the voting of Common Stock credited to their accounts. The Employer Stock Fund Trustee will vote all shares of Common Stock for which no directions are given or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Employer Stock Fund Trustee received from participants regarding shares of Common Stock in their 401(k) Plan accounts.

    At this time, in order to direct the voting of your shares of Common Stock held in your account under the 401(k) Plan, you must complete and sign the enclosed vote authorization form and return it to the Employer Stock Fund Trustee in the accompanying postage-paid envelope no later than April 18, 2001. The Employer Stock Fund Trustee has been instructed not to reveal your vote, directly or indirectly, to any officer, employee or director of the Company or First Savings Bank. The votes will be tallied by the Employer Stock Fund Trustee and the Employer Stock Fund Trustee will use the voting instructions it receives to vote the shares of Common Stock held by the Employer Stock Fund Trustee.

    It is possible, although very unlikely, that matters other than those specified on the attached vote authorization form will be presented for a stockholder vote at the Annual Meeting. It may not be possible to solicit your specific voting instructions on such proposals. By signing the vote authorization form, you will authorize the Employer Stock Fund Trustee, to vote on these matters in its discretion.

    Please note that when you give your vote authorization, you do so as a "named fiduciary" of your 401(k) Plan account for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As a named fiduciary, you have the power to give instructions to the Employer Stock Fund Trustee as to the voting of Common Stock in your account under the 401(k) Plan and the Employer Stock Fund Trustee must follow such instructions unless it determines that they are improper under ERISA. You, and not the Employer Stock Fund Trustee, are responsible for the consequences that flow from the voting instructions that you provide the Employer Stock Fund Trustee.

                                                     Sincerely,



                                                     John P. Mulkerin

Name:   ______________
Shares: ______________

                             VOTE AUTHORIZATION FORM

    I, the undersigned, understand that Merrill Lynch Pierce, Fenner & Smith, Inc., the Employer Stock Fund Trustee, is the holder of record and custodian of all shares of the Company's Common Stock attributable to me under the Incentive Savings Plan for Employees of First Savings Bank. I understand that my voting instructions, in my capacity as a "named fiduciary" of my 401(k) Plan Account, are solicited on behalf of the Board of Directors of First Sentinel Bancorp, Inc. for the Annual Meeting of Stockholders to be held on April 25, 2001.

    Accordingly, the Trustee under the Incentive Savings Plan for Employees is to vote my shares of Common Stock as follows at the Annual Meeting and at any adjournments thereof:

                   1.  The election as directors of all           With-  For All
                       nominees listed (except as marked    For   Hold   Except
                       to the contrary below):              [_]    [_]     [_]

                       George T. Hornyak, Jr., John P.
                       Mulkerin and Jeffries Shein

                   INSTRUCTION: To withhold authority to
                   vote for any individual nominee, mark
                   "For All Except" and write that
                   nominee's name in the space provided
   Directors       below.
   Recommend
    "FOR"
Proposals 1 & 2    -------------------------------------------------------------

                                                            For  Against Abstain
                   2.  The ratification of KPMG LLP as      [_]    [_]     [_]
                       the independent auditors of the
                       Company for the year ending
                       December 31, 2001.

                   =============================================================

 Directors
 Recommend                                                  For  Against Abstain
 "AGAINST"         3.  Stockholder proposal as more fully   [_]    [_]     [_]
Proposal 3             described in the Proxy Statement.

                   If any other business is presented at
                   the Annual Meeting including whether
                   or not to adjourn the meeting, the
                   vote for shares in the Employee Stock Fund will be determined by the Employer Stock Fund Trustee in its discretion or in the discretion of the proxies appointed by it.

                   At the present time, the Board of
                   Directors knows of no other business
                   to be presented at the Annual Meeting.


    The Employer Stock Fund Trustee is hereby authorized to vote any shares attributable to me in its trust capacity as indicated above,


--------------------------------------    --------------------------------------
Date                                      Signature

    PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY NO LATER THAN APRIL 18, 2001.